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                                                                    Exhibit 5.1


                       Akerman, Senterfitt & Eidson, P.A.
                                Attorneys at Law
                           One Southeast Third Avenue
                           Miami, Florida 33131-1714
                                 (305) 374-5600
                            Facsimile (305) 374-5095


                                  May 19, 1999

Republic Services, Inc.
110 S.E. Sixth Street, 28th Floor
Fort Lauderdale, FL 33301

         RE: $225,000,000 Principal Amount of 6 5/8% Notes due 2004;
             $375,000,000 Principal Amount of 7 1/8% Notes due 2009.

Gentlemen:

         We have acted as counsel to Republic Services, Inc., a Delaware corporation (the "Company"), in connection with the corporate proceedings (the "Corporate Proceedings") taken and to be taken relating to the public offering of an aggregate $500,000,000 of the Company's 6 5/8% Notes due 2004 and the Company's 7 1/8% Notes due 2009 (collectively, the "Notes"). We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of a registration statement on Form S-1, as amended (File No. 333-78137) (the "Registration Statement"), relating to the Notes and the registration statement on Form S-1 filed on the date hereof pursuant to Rule 462(b) (the "462(b) Registration Statement") relating to an additional $100,000,000 of the Notes (the "Additional Notes"). In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

         Based on the foregoing, it is our opinion that the Additional Notes have been duly authorized for issuance by the Company and, when the Indenture filed as Exhibit 4.2 to the Registration Statement has been duly executed and delivered by the parties thereto, and when the Additional Notes are duly executed, authenticated, issued and delivered in accordance with such Indenture and the Corporate Proceedings and under the circumstances contemplated by the Registration Statement, the Additional Notes will be legally issued and will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general equity principles.

         Although we have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement and the 462(b) Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature


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Republic Services, Inc.
May 19, 1999
Page 2

involving the Company in which we have not been consulted and have not represented the Company. We express no opinion as to laws of any jurisdiction other than the General Corporation Law of the State of Delaware and laws of the State of Florida. The opinions expressed herein concern only the effect of the General Corporation Law of the State of Delaware and of the laws (excluding the principles of conflict of laws) of the State of Florida as currently in effect. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.



                                             Sincerely,



                                             AKERMAN, SENTERFITT & EIDSON, P.A.

                                             /s/ Jonathan L. Awner
                                             ----------------------------------
                                             Jonathan L. Awner
                                             For the Firm